EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. ss.1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of AirTouch Communications, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Hideyuki Kanakubo and Jerome Kaiser, the Chief Executive Officer and Chief Accounting Officer (Principal Financial Officer) of the Company, respectively, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Hideyuki Kanakubo	Dated: March 21, 2012
Hideyuki Kanakubo
Title:	Chief Executive Officer, Principal Executive Officer

By:	/s/ Jerome Kaiser	Dated: March 21, 2012
Jerome Kaiser
Title:	Chief Accounting Officer, Principal Financial Officer

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.